UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Sayona Mining Limited
(Exact name of Registrant as Specified in Its Charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 28, 10 Eagle Street Brisbane, Queensland 4000 Australia	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares*	The Nasdaq Stock Market LLC*

American Depositary Shares (“ADS”), each representing 1,500 ordinary shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-286715

Securities to be registered pursuant to Section 12(g) of the Act: None

* Application made for registration purposes only, not for trading, and only in connection with the listing of the ADSs on The Nasdaq Stock Market LLC. Each ADS represents 1,500 ordinary shares, and the ADSs are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6, as amended (333-286750). Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

EXPLANATORY NOTE

Sayona Mining Limited (the “Registrant”) is filing this Form 8-A in connection with the pending completion of the merger between a wholly owned subsidiary of the Registrant and Piedmont Lithium Inc. and the listing of the Registrant’s American Depositary Shares (“ADS”), each representing 1,500 ordinary shares, on The Nasdaq Stock Market LLC (“NASDAQ”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference (a) the description of its ordinary shares contained under the heading “Description of Sayona Ordinary Shares,” (b) the description of its ADSs, each representing 1,500 ordinary shares, contained under the heading “Description of Sayona American Depositary Shares” and (c) the information set forth under the headings “The Merger  — Material U.S. Federal Income Tax Consequences” and “The Merger  — Australian Tax Considerations,” in each case, in the Registrant’s Registration Statement on Form F-4 (333-286715), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 24, 2025, as amended, and as may be amended or supplemented from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NASDAQ, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAYONA MINING LIMITED

	By:	/s/ Dylan Roberts
	Name:	Dylan Roberts
	Title:	Company Secretary and General Counsel

Date: August 27, 2025